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                                  UNITED STATES
                       SECURITIES AND EXCHANCE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |_|
Filed by a Party other than the Registrant |X|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|X|   Soliciting Material Pursuant to ss.240.14a-12

                                  ComBanc, Inc.
                (Name of Registrant as Specified In its Charter)

                                 Douglas Harter
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:


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      2)    Aggregate number of securities to which transaction applies:


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      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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      4)    Proposed maximum aggregate value of transaction:


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      5)    Total fee paid:


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                  Persons who are to respond to the collection of information contained in this form are not required to respond unless the
SEC 1913(12-03)   form displays a currently valid OMB control number.

      |_|   Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1)    Amount Previously Paid:


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            2)    Form, Schedule or Registration Statement No.:


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            3)    Filing Party:


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            4)    Date Filed:


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

                               PAUL DOUGLAS HARTER
                               9818 W. STATE ROAD
                                DELPHOS, OH 45833
                                TEL: 419-692-1321

                                  June 17, 2004

            AN IMPORTANT MESSAGE TO THE STOCKHOLDERS OF COMBANC, INC.

Dear Fellow ComBanc, Inc. Stockholder:

      My name is Doug Harter, and I am again writing to you as a fellow investor in ComBanc, Inc., the holding company for The Commercial Bank here in Delphos.

      Many of you have been made aware that a Special Meeting of Shareholders has been requested by a significant number of shareholders in order to consider proposals including the removal of the current Board of Directors of ComBanc, Inc. and the election of a replacement slate of Directors. The original date of the Special Meeting was to be Saturday, June 19, 2004.

      As a result of an attempt by the Board of Directors to derail the request for a Special Meeting of Shareholders, I have filed suit in the Allen County Common Pleas Court in Lima, Ohio, to force the Board of Directors to call the Special Meeting. A court hearing to determine a date for the Special Meeting of Shareholders is scheduled for June 23, 2004, after which time I am optimistic that the Court will order the Board of Directors to hold the Special Meeting.

      As the original June 19, 2004, Special Meeting date will have passed by then, I would expect the Court to set a new date and time for the Special Meeting. Should this occur, each of you will be notified of the new date and time for the Special Meeting of Shareholders. You will then be able to decide on the proposed removal and replacement of the current Board of Directors.

      Once a date for the Special Meeting of Shareholders is finalized, I intend to issue a Proxy Statement to all shareholders urging them to remove the current Board of Directors and elect a new Board of Directors of ComBanc, Inc. I urge all shareholders to read the Proxy Statement when it becomes available because it will contain important information. Shareholders may also obtain the Proxy Statement (when available) as well as other information about ComBanc, Inc. free of charge at the website maintained by the Securities and Exchange Commission at http://www.sec.gov. You may also feel free to contact me regarding any of this information at (419) 692-1321.

      Please know that I remain committed to a course of action that will be in the best interest of the shareholders.

                                            Sincerely

                                            Paul Douglas Harter

                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

      The following is a list of the names of stockholders, if any, of the persons who may be deemed "participants" in the solicitation of proxies in connection with the proposed slate of directors by Douglas Harter: Douglas Harter, who beneficially owns 169,564 shares of the Company's Common Stock; William C. Massa, who beneficially owns 290 shares of the Company's Common Stock; Rick A. Miller, who beneficially owns 264 shares of the Company's Common Stock; Patricia M. Morris, who beneficially owns 2,250 shares of the Company's Common Stock (and who disclaims beneficial ownership of 5,808 shares held by Vanamatic Company of which she is a minority stockholder, officer and director); Thomas R. Odenweller, who does not own any shares of the Company's Common Stock; Jerry L. Grace, who beneficially owns 100 shares of the Company's Common Stock; and Harold L. Connell, who does not own shares of the Company's Common Stock.

                     RECOMMENDATION TO READ PROXY STATEMENT

      A proxy statement will be prepared and disseminated to stockholders with respect to the solicitation of votes for the slate of directors proposed by Mr. Harter. Stockholders should read this proxy statement because it contains important information. Stockholders will be able to obtain copies of the proxy statement, related materials and other documents filed with the Securities and Exchange Commission without charge, when such documents become available, at the Commission's website at http://www.sec.gov. Stockholders will also be able to obtain copies of the proxy statement and related materials without charge, when available, by written request from Douglas Harter, 9818 W. State Road, Delphos, Ohio 45833.